UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado		80112
(Address of principal executive offices)		(Zip Code)

(866) 405-5012

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On November 14, 2013, The Western Union Company (the “Company”) announced that Scott T. Scheirman, Executive Vice President and Chief Financial Officer, will cease serving as Chief Financial Officer effective as of December 31, 2013. Mr. Scheirman will continue serving the Company through February 28, 2014 in a senior advisory capacity to assist the Company in the transition of the Chief Financial Officer role. Upon his departure, Mr. Scheirman will be eligible for benefits under the Company’s existing Severance/Change in Control Policy (Executive Committee Level), which are described in the Company’s 2013 Proxy Statement.

Also on November 14, 2013, the Company announced that Rajesh K. Agrawal, currently Executive Vice President and President, Western Union Business Solutions, has been appointed as Executive Vice President and Interim Chief Financial Officer effective as of January 1, 2014.

Mr. Agrawal, age 48, joined the Company in 2006. Mr. Agrawal has served as an Executive Vice President of the Company since November 2011 and President, Western Union Business Solutions since August 2011. Prior to August 2011, Mr. Agrawal served as General Manager, Business Solutions since November 2010, and as Senior Vice President of Finance for Business Units, from August 2010 to November 2010. Previously, Mr. Agrawal served as Senior Vice President of Finance of the Company’s Europe, Middle East, and Africa and Asia Pacific regions from July 2008 to August 2010, and as Senior Vice President and Treasurer of Western Union from June 2006 to May 2008.

On November 14, 2013, the Company issued a press release regarding the foregoing matters. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by The Western Union Company on November 14, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: November 14, 2013	By:	/s/ Darren A. Dragovich
	Name: Title:	Darren A. Dragovich Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by The Western Union Company on November 14, 2013